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                                                                      EXHIBIT 21

                                  SPIEGEL, INC.

                             Listing of Subsidiaries
                                December 31, 1993

Name of Corporation                                        Incorporated In
- -----------------------------------------------           -----------------

BWS Credit Services, Inc.                                    Delaware

Cara Corporation                                             Illinois

Catalog 1, Inc.                                              Delaware

Distribution Fulfillment Services, Inc.                      Delaware

Eddie Bauer, Inc.                                            Delaware

Eddie Bauer International, Inc. (1)                          Delaware

Equity Cash Benefit Insurance Agency, Inc.                   Illinois

Equity Cash Benefit Insurance Agency, Inc.                    Nevada

First Consumers National Bank                             Federal Charter

For You, Inc.                                                Delaware

Hampton Realty Acquisition Corporation (3)                   Delaware

Honeybee, Inc.                                               Delaware

Honeybee By Mail, Inc. (2)                                 Pennsylvania

Kids Stores, Inc.                                            Delaware

New Hampton, Inc.                                            Delaware

Spiegel Acceptance Corporation                               Delaware

Spiegel Credit Corporation                                   Delaware

Spiegel Credit Corporation II                                Delaware

Spiegel of Canada International General                       Canada
  Merchandise, Inc. (1)

Spiegel Management Group, Inc.                               Delaware

Spiegel of Philadelphia, Inc.                              Pennsylvania

Spiegel Properties Inc.                                      Delaware

Spiegel Publishing Company                                   Illinois

Spiegel Teleservice, Inc.                                    Illinois

Spiegel Teleservice, Inc.                                     Nevada

Together Retail U.S.A., Inc.                                 Delaware

Ultimate Outlet Inc.                                         Delaware


(1) Wholly-owned subsidiary of Eddie Bauer, Inc., a wholly-owned subsidiary of Spiegel, Inc.

(2) Wholly-owned subsidiary of Honeybee, Inc., a wholly-owned subsidiary of Spiegel, Inc.

(3) Wholly-owned subsidiary of New Hampton, Inc., a wholly-owned subsidiary of Spiegel, Inc.

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